UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 17, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 17, 2005, we acquired the following properties:

	Year	Date	Approximate Acquisition Costs Including Expenses	Gross Leasable Area	Physical Occupancy as of 06/01/05	No. of
Property	Built	Acquired	($) *	(Sq. Ft.)	(%)	Tenants	Major Tenants **
CVS Drug Store 100 SW Wilshire Blvd. Burleson, TX	1999	06/17/05	3,986,000	10,908	100	1	CVS Drug Store

Fisher Scientific Richard Allan Industrial/Office Building 4481 Campus Drive Kalamazoo, MI (1)	2001	06/17/05	14,000,000	114,700	100	1	Richard Allen Scientific

Home Depot Center 3550 William Penn Highway Pittsburgh, Pa (2)	1996	06/17/05	17,705,000	136,123	100	1	Home Depot

Home Depot Plaza 440 Boston Post Road Orange, CT (2)	1992	06/17/05	28,363,000	135,643	100	4	Home Depot Office Max

Century III Plaza 9971 Mountain View Drive West Mifflin, PA (2)	1996	06/17/05	42,903,000	283,839	100	4	Home Depot Giant Eagle Circuit City
*	Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.

**	Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

(1)	On June 17, 2005, the seller paid to us all amounts due under their loan ($12.2 million) to us prior to our acquisition of this property.

(2)	These properties were purchased from affiliated sellers.

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

Audited financial statements for Home Depot Center, Home Depot Plaza and Century III Plaza were already filed as part of our Post-Effective Amendment Number 3 dated June 16, 2005. No audited financial statements are required to be filed for CVS-Burleson and Fisher Scientific/Richard Allan Industrial/Office Building under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	June 17, 2005